UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Agreement.

The discussion in “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K is incorporated herein by reference. In connection with the resignation of Jay M. Short, Ph.D. (“Dr. Short”) as President and Chief Executive Officer of Diversa Corporation (“Diversa”), the employment offer letter dated August 30, 1994 between Diversa and Dr. Short and the letter agreement by and between Diversa and Dr. Short, dated June 25, 1998, are no longer in effect, except for certain provisions contained in the employee invention and non-disclosure agreement incorporated by reference therein which remain in effect.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On October 6, 2005 Diversa announced that Dr. Short resigned as President and Chief Executive Officer of Diversa. Dr. Short also resigned from his position as a member of the Diversa Board of Directors effective as of October 5, 2005. A copy of Diversa’s press release announcing Dr. Short’s departure is furnished herewith and attached as Exhibit 99.1.

(b) On October 5, 2005 the Board appointed Diversa’s Executive Vice President of Internal Development, Edward T. Shonsey, 59, as Chief Executive Officer on an interim basis. Mr. Shonsey joined Diversa in January 2003 as Senior Vice President, Internal Development and was promoted to Executive Vice President, Internal Development in February 2004. Mr. Shonsey held several positions with Syngenta (formerly Novartis), an agribusiness company, from 1995 to 2002, including President of Syngenta Seeds Inc. Earlier while at Syngenta, Mr. Shonsey was responsible for leading research, product development, and regulatory teams to develop new product lines and to access new markets. Mr. Shonsey also served in executive financial and operations positions with Pioneer Hi-Bred International, a plant biology company (now a subsidiary of DuPont), and Proctor & Gamble, a consumer products company. Mr. Shonsey received a B.S. from Marquette University and an M.B.A. from Creighton University.

Mr. Shonsey is currently employed pursuant to an employment offer letter he entered into with Diversa in January 2003. Mr. Shonsey’s current annual compensation is a base salary of $316,427 and he is eligible for a target bonus of up to 50% of his base salary. Mr. Shonsey also received an initial stock option grant to purchase 200,000 shares of common stock at an exercise price of $7.63 per share upon his joining the Company in January, 2003.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release of Diversa Corporation dated October 6, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: October 11, 2005	By:	/s/ Anthony E. Altig
		Name:	Anthony E. Altig
		Title:	Senior Vice President, Finance and Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release of Diversa Corporation dated October 6, 2005.